Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Oscar Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, $0.00001 par value per share	Rule 457(c) and Rule 457(h)	6,200,000 (2)	$8.97 (3)	$55,614,000.00	$92.70 per $1,000,000	$5,155.42

Total Offering Amounts					$55,614,000.00		$5,155.42

Total Fee Offsets (4)							$—

Net Fee Due							$5,155.42

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the 2022 Employment Inducement Award Plan (the “Inducement Plan”) of Oscar Health, Inc. (the “Registrant”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Inducement Plan.

(2)

Consists of (i) 5,000,000 shares of Class A common stock, par value $0.00001 per share (“Class A Common Stock”), of the Registrant, reserved for issuance under the Inducement Plan, to be entered into with certain eligible individuals as a material inducement to their employment with the Registrant, and (ii) 1,200,000 shares of Class A Common Stock that may become issuable upon the vesting of restricted stock unit awards granted under the Inducement Plan but that are canceled or forfeited, and returned to the Inducement Plan, in the future.

(3)

For purposes of computing the registration fee only. Pursuant to Rule 457(c) of the Securities Act, the Proposed Maximum Offering Price Per Share with respect to the Inducement Plan is based upon the average of the high and low prices of the shares of Class A Common Stock, as reported on the New York Stock Exchange on April 6, 2022, which date is within five business days prior to the filing of this registration statement.

(4)	The Registrant does not have any fee offsets.